Exhibit 10(h)

FIRST AMENDMENT TO
HAGGAR CORP. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

1.             Introduction.  This First Amendment to the Haggar Corp. Supplemental Executive Retirement Plan (the “Amendment”), dated as of this 14 day of February, 2003, is made and adopted by Haggar Corp., a Nevada corporation (the “Corporation”), and consented to by the parties named on the signature page hereto.  The Haggar Corp. Supplemental Executive Retirement Plan (the “Plan”) was authorized and adopted by the Compensation Committee of the Board of Directors of the Corporation, and was effective October 1, 1999.  Pursuant to Article 6.1, the Plan is hereby amended as set forth herein.  Capitalized terms used herein, but not otherwise defined, shall have the same meaning assigned to them in the Plan.

2.             Definition of Change in Control.  Section 1.5 of the Plan is hereby amended as follows:

(a)           Clause (i) is deleted in its entirety and replaced with the following:

“(i) a merger or consolidation of the Corporation or Haggar Clothing Co. with or into another entity, or the exchange of securities (other than a merger or consolidation) by the holders of the voting securities of the Corporation or Haggar Clothing Co. and the holders of voting securities of any other entity, in which the shareholders of the Corporation or Haggar Clothing Co. immediately before the transaction do not own 50% or more of the combined voting power of the voting securities of the surviving entity or its parent immediately after the transaction,”

(b)           The phrase “of two (2) consecutive years” is deleted from clause (v).

(c)           All occurrences of “a Participating Employer” or “the Participating Employer’s” are replaced by “Haggar Clothing Co.” or “Haggar Clothing Co.’s”, as applicable.

3.             Effect on Other Provisions.  Except as expressly amended hereby, the Plan shall remain in full force and effect as originally adopted.

4.             Adoption by Board.  The foregoing amendments to the Plan were adopted by the Board of Directors of the Corporation on January 28, 2003.

5.             Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and together shall constitute one and the same Amendment.

6.             Governing Law.  The Provisions of this Amendment shall be construed according to the law of the State of Texas excluding the provisions of any such laws that would require the application of the laws of another jurisdiction.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Amendment has been entered into as of the date and year first above written.

HAGGAR CORP.,
a Nevada corporation

/s/ David Tehle
Name: David Tehle
Title: Executive Vice President
and Chief Financial Officer

FOR PURPOSES OF ARTICLE 6.1 OF THE PLAN,
THE FOLLOWING INDIVIDUALS EXPRESSLY
CONSENT TO THE AMENDMENT:

/s/ Frank D. Bracken
Frank D. Bracken

/s/ J. M. Haggar, III
J. M. Haggar, III